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                                                                 EXHIBIT 23

KPMG LETTERHEAD




                         Consent of Independent Auditors


Board of Directors
Pall Corporation:


We consent to incorporation by reference in Pall Corporation's Registration Statements (numbers 33-25640, 33-44399, 33-51151, 33-64751, 333-68371,
333-51090, 333-82469 and 333-87655) on Form S-8, and Registration Statement (number 333-17417) on Form S-3, of our reports dated August 29, 2001, relating to the consolidated balance sheets of Pall Corporation and subsidiaries as of July 28, 2001 and July 29, 2000 and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended July 28, 2001, which reports are incorporated by reference or appear in the annual report on Form 10-K of Pall Corporation for the fiscal year ended July 28, 2001.




                                                              /s/ KPMG LLP
                                                              ------------
                                                                  KPMG LLP

Melville, New York
October 25, 2001